Execution Copy

                                  EXHIBIT 10.1

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                           Dated as of March 18, 2002

                                 by and between

                                  ADSTAR, INC.

                                       and

                                 TRIBUNE COMPANY
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND INTERPRETATION.......................................1
      1.1. Definitions.........................................................1
      1.2. Interpretation......................................................7
      1.3. Accounting Principles...............................................8
ARTICLE II AUTHORIZATION AND SALE OF SERIES A PREFERRED SHARES; CLOSING........8
      2.1. Authorization of the Series A Preferred Shares......................8
      2.2. Purchase and Sale of the Series A Preferred Shares..................8
      2.3. Closing.............................................................9
      2.4. Delivery of Series A Preferred Shares; Payment of Purchase Price....9
ARTICLE III CONDITIONS OF THE INVESTOR'S OBLIGATIONS...........................9
      3.1. Representations and Warranties......................................9
      3.2. Performance.........................................................9
      3.3. Governmental Authority..............................................9
      3.4. Consents............................................................9
      3.5. Closing Deliveries.................................................10
      3.6. Waiver.............................................................10
ARTICLE IV CONDITIONS OF ADSTAR'S OBLIGATIONS.................................11
      4.1. Representations and Warranties.....................................11
      4.2. Performance........................................................11
      4.3. Registration Rights Agreement......................................11
      4.4. Deployment Agreement...............................................11
      4.5. Governance Agreement...............................................11
      4.6. Payment of Purchase Price..........................................11
      4.7. CareerBuilder Services Agreement...................................11
      4.8. Waiver.............................................................11
ARTICLE V COVENANTS...........................................................11
      5.1. Reporting Status...................................................11
      5.2. Reservation of Common Stock........................................12
      5.3. Listing............................................................12
      5.4. Filing of Form 8-K.................................................12
      5.5. Press Release......................................................12
      5.6. Expenses...........................................................12
      5.7. Use of Proceeds....................................................12
      5.8. Replacement of Existing License Agreements.........................12
      5.9. Actions Requiring the Consent of the Holders of
             Series A Preferred...............................................13
ARTICLE VI TRANSFER OF RESTRICTED SECURITIES..................................13
      6.1. General Provisions.................................................13
      6.2. Legend.............................................................13
      6.3. Legend Removal.....................................................13
ARTICLE VII REPRESENTATIONS AND WARRANTIES OF ADSTAR..........................13
      7.1. Organization, Qualifications and Corporate Power...................13
      7.2. Authorization; No Conflicts........................................14


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                                TABLE OF CONTENTS
                                  (continued)

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      7.3. Subsidiaries and Investments.......................................15
      7.4. Authorized Capital Stock...........................................15
      7.5. SEC Documents......................................................16
      7.6. Listing............................................................17
      7.7. Financial Statements...............................................17
      7.8. Absence of Undisclosed Liabilities.................................17
      7.9. No Material Adverse Change.........................................17
      7.10. Title to Properties; Leasehold Interests..........................17
      7.11. Tax Matters.......................................................17
      7.12. Intellectual Property Rights......................................18
      7.13. Compliance with Laws; Litigation..................................19
      7.14. Brokers...........................................................20
      7.15. Governmental Approvals; No Registration...........................20
      7.16. Insurance.........................................................20
      7.17. Employees.........................................................20
      7.18. ERISA.............................................................21
      7.19. Environmental Matters.............................................21
      7.20. Related-Party Transactions........................................22
      7.21. Disclosure........................................................22
      7.22. No General Solicitation...........................................22
      7.23. No Integrated Offering............................................22
      7.24. Application of Takeover Protections...............................22
ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF THE INVESTOR...................23
      8.1. Authorization......................................................23
      8.2. Brokers............................................................23
      8.3. Investment Representations.........................................23
ARTICLE IX MISCELLANEOUS......................................................24
      9.1. Survival of Representations and Warranties.........................24
      9.2. Amendments and Waivers.............................................24
      9.3. Successors and Assigns.............................................24
      9.4. Remedies...........................................................24
      9.5. Indemnification....................................................24
      9.6. Severability.......................................................25
      9.7. Notices............................................................25
      9.8. Governing Law......................................................25
      9.9. Submission to Jurisdiction; Waiver of Jury Trial...................26
      9.10. Attorneys' Fees...................................................26
      9.11. Execution in Counterparts.........................................26
      9.12. Delivery by Facsimile.............................................26
      9.13. Entire Agreement..................................................26


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                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

            This SERIES A PREFERRED STOCK PURCHASE AGREEMENT is made as of March 18, 2002 (this "Agreement"), by and between AdStar, Inc., a Delaware corporation ("AdStar") and Tribune Company, a Delaware corporation (the "Investor").

                                    RECITALS

            WHEREAS, AdStar desires to issue and sell to the Investor and the Investor desires to purchase from AdStar, 1,443,457 shares of the authorized and unissued shares of Series A Convertible Preferred Stock, $0.0001 par value of AdStar (the "Series A Preferred Stock"); which shares of Series A Preferred Stock are convertible into shares of Common Stock, $0.0001 par value of AdStar (the "Common Stock"), with the shares of Series A Preferred Stock and the shares of Common Stock into which they are convertible to have the respective rights, preferences and privileges specified in the Series A Preferred Certificate of Designation (the "Certificate of Designation"), a copy of which is attached as Exhibit A hereto, and the Certificate of Incorporation of AdStar, all on the terms and subject to the conditions set forth herein;

            WHEREAS, the Investor has required, as a condition to its willingness to enter into this Agreement, that AdStar enter into a Registration Rights Agreement in the form of Exhibit B hereto, a Deployment Agreement in the form of Exhibit C hereto, a Governance Agreement together with the Founders in the form of Exhibit D hereto, a CareerBuilder Services Agreement in the form of Exhibit E hereto and a Newspaper Services Agreement substantially in the form of Exhibit G hereto.

            WHEREAS, the Investor and AdStar each require, as a condition to their willingness to enter into this Agreement, that (i) the newspapers owned and operated by the Investor replace their current licensing agreements with AdStar with a Newspaper Services Agreement substantially in the form set forth on Exhibit G and (ii) CareerBuilder, Inc. ("CareerBuilder") enters into a CareerBuilder Services Agreement with AdStar substantially in the form of Exhibit E; and

            WHEREAS, it is contemplated that the Investor may transfer a portion of its Series A Preferred Stock to Knight-Ridder, Inc., a Florida corporation ("Knight Ridder"), in which case Knight Ridder shall be entitled to all the rights and benefits to which the Investor is entitled under this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

            1.1. Definitions. For the purposes of this Agreement, the following terms
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have the meanings specified or referred to in this Section 1.1:

            "Affiliate" means, with respect to any particular Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such particular Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" has the meaning set forth in the first paragraph of this Agreement.

            "Board of Directors" means the Board of Directors of AdStar.

            "Business Day" means any day except a Saturday, Sunday or other day on which banks in Chicago, Illinois are authorized or obligated by law or executive order to close.

            "By-laws" means the By-laws of AdStar, as they may be amended from time to time.

            "CareerBuilder Services Agreement" means the Service Agreement, dated as of the date hereof, between AdStar and CareerBuilder, Inc., the form of which is attached as Exhibit E hereto.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., and the rules and regulations promulgated thereunder.

            "Certificate of Designation" has the meaning set forth in the first recital above.

            "Certificate of Incorporation" means the Certificate of Incorporation of AdStar, as it may be amended from time to time.

            "Closing" has the meaning set forth in Section 2.3.

            "Closing Date" has the meaning set forth in Section 2.3.

            "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

            "Common Stock" has the meaning set forth in the first recital above.

            "Contract" means all contracts, agreements, commitments, understandings and arrangements, whether written or oral.

            "Conversion Common Shares" means the Common Stock issued or issuable upon conversion of the Series A Preferred Shares.

            "Court Order" means any judgment, order, award or decree of any foreign, Federal, state, local or other court or tribunal and any award in any arbitration proceeding.


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            "Deployment Agreement" means the Software Development and Deployment
Agreement, dated as of the date hereof, between AdStar and the Investor, the form of which is attached as Exhibit C hereto.

            "Environmental Laws" means all Requirements of Laws derived from or relating to all Federal, state and local laws or regulations relating to or addressing the environment, health or safety, including CERCLA, OSHA and RCRA and any state equivalent thereof.

            "ERISA" has the meaning set forth in Section 7.17.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder.

            "Founders" means Leslie Bernhard and Eli Rousso.

            "GAAP" means United States generally accepted accounting principles, consistently applied.

            "Governance Agreement" means the Governance Agreement, dated as of the date hereof, between AdStar and the Investor, the form of which is attached as Exhibit D hereto.

            "Governmental Authority" means any foreign, Federal, state, local or other government, governmental, statutory or administrative authority or regulatory body or any court, tribunal or judicial or arbitral body.

            "Indemnified Liabilities" has the meaning set forth in Section 9.5.

            "Indemnitees" has the meaning set forth in Section 9.5.

            "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, URL's, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

            "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, membership interests and joint venture interests) of any other Person, and (ii) any capital contribution by such Person to any other Person.


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            "Investor" has the meaning set forth in the first paragraph of this
Agreement.

            "IRS" means the United States Internal Revenue Service.

            "Knowledge" or "aware" means (i) the actual knowledge or awareness of any officer, manager or division head of AdStar or any of its Subsidiaries and (ii) the knowledge that such persons should reasonably be expected to have in the performance of their respective duties.

            "Liens" means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against AdStar or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to AdStar under a lease that is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

            "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), operating results, business, prospects, assets, operations, employee relations or customer or supplier relations of AdStar.

            "NASD" means the National Association of Securities Dealers, Inc.

            "NASDAQ" means the Nasdaq National Market or the Nasdaq SmallCap Market.

            "OSHA" means the Occupational Safety and Health Act, 29
U.S.C. ss.ss. 651 et seq., and the rules and regulations promulgated thereunder.

            "Party" means each of AdStar and the Investor.

            "Permitted Liens" means (i) liens with respect to Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction and (iii) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of AdStar.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

            "Purchase Price" has the meaning set forth in Section 2.4(b).

            "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., and the rules and regulations promulgated thereunder.


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            "Registration Rights Agreement" means the Registration Rights
Agreement, dated as of the date hereof, between AdStar and the Investor, the form of which is attached hereto as Exhibit B.

            "Related Party" means any Subsidiaries, officers, directors (or persons who were officers or directors during the two year period to the date hereof), or stockholders of AdStar who beneficiarlly own 5% or more of the Common Stock, or their Affiliates, or any individual related by blood, marriage, or adoption to any such individual, or any entity in which any such entity or individual owns a 5% or more beneficial interest.

            "Requirements of Laws" means any foreign, Federal, state and local laws, statutes, regulations, rules, codes, ordinances, orders or requirements enacted, adopted, issued or promulgated by any Governmental Authority (including those pertaining to electrical, building, zoning, subdivision, land use, environmental and occupational safety and health requirements) or common law.

            "Restricted Securities" means (i) the Series A Preferred Shares issued hereunder, (ii) the Common Stock issued upon conversion of Series A Preferred Stock and (iii) any securities issued with respect to the securities referred to in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reincorporation. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 6.2 have been delivered by AdStar in accordance with Section 6.3. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from AdStar, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 6.2.

            "Restricted Transaction" means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of AdStar, taken as a whole, to or (ii) a transaction or series of transactions (including by way of merger, consolidation, or sale of stock) the result of which is that the holders of AdStar's outstanding voting stock immediately prior to such transaction are after giving effect to such transaction no longer, in the aggregate, the "beneficial owners" (as that term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one of more intermediaries, of more than 50% of the voting power of the outstanding voting stock of AdStar with: (x) any third party that in the reasonable good faith determination of the Investor competes with CareerBuilder and such transaction is consummated on or prior to March 15, 2007, or (y) any third party that the Investor reasonably believes in its good faith determination cannot or will not honor the obligations of AdStar in the Deployment Agreement.

            "Schedule" means any schedule attached to this Agreement.


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            "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder.

            "SEC" means the Securities and Exchange Commission, including any governmental authority or agency succeeding to the functions thereof.

            "SEC Documents" has the meaning set forth in Section 7.5.

            "Series A Preferred Shares" has the meaning set forth in Section
2.1.

            "Series A Preferred Stock" has the meaning set forth in the first recital above.

            "Stockholders" means, as of the date hereof, the holders of a majority of the Common Stock.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control (or have the power to control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

            "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

            (i) any Federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority; and

            (ii) any liability of AdStar for the payment of amounts with respect to payments of a type described in clause (i) as a result of any obligation of AdStar under any Tax sharing or indemnity arrangement.

            "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.


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            "Transaction Documents" means the Registration Rights Agreement, the
Deployment Agreement, the CareerBuilder Services Agreement, the Governance Agreement, the Newspaper Services Agreement(s) and each of the other agreements, documents and instruments expressly contemplated hereby and thereby.

            1.2. Interpretation. (a) As used in this Agreement and each Transaction Document, unless the context clearly indicates otherwise:

            (i) words used in the singular include the plural and words in the plural include the singular;

            (ii) reference to any Person includes such Person's successors and assigns, but only if such successors and assigns are permitted by this Agreement or such other Transaction Document, and reference to a Person in a particular capacity excludes such Person in any other capacity;

            (iii) reference to any gender includes the other gender;

            (iv) whenever the words "include," "includes" or "including" are used in this Agreement or any Transaction Document, they shall be deemed to be followed by the words "without limitation" or "but not limited to" or words of similar import;

            (v) reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

            (vi) the words "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

            (vii) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

            (viii) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability, and reference to any particular provision of any law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified;

            (ix) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including";


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            (x) in the event of any conflict between the provisions of the body of this Agreement and the Exhibits or Schedules hereto, the provisions of the body of this Agreement shall control; and

            (xi) the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

            (b) This Agreement and each of the Transaction Documents were negotiated by the Parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement or any of the Transaction Documents to be construed or interpreted against any Party shall apply to any construction or interpretation hereof. Subject to Section 9.6, this Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the Parties after substantial negotiations and with full awareness by the Parties of the terms and provisions hereof and the consequences thereof.

            1.3. Accounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP, unless such principles are inconsistent with the express requirements of this Agreement; provided, that, if because of a change of GAAP after the date of this Agreement AdStar would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, such determination shall continue to be made in accordance with AdStar's previous accounting principles, methods and policies.

                                   ARTICLE II

          AUTHORIZATION AND SALE OF SERIES A PREFERRED SHARES; CLOSING

            2.1. Authorization of the Series A Preferred Shares. Prior to the Closing (as defined below), AdStar shall authorize (a) the issuance and sale to the Investor of 1,443,457 shares of Series A Preferred Stock (the "Series A Preferred Shares") having the rights and preferences set forth in Exhibit A attached hereto and (b) the reservation for issuance of 1,443,457 shares of Common Stock upon conversion of the Series A Preferred Shares.

            2.2. Purchase and Sale of the Series A Preferred Shares. At the Closing, subject to the terms and the conditions set forth herein, and in reliance upon the representations and warranties of AdStar set forth herein or in any certificate or other document delivered pursuant hereto, AdStar shall issue, sell and deliver to the Investor, free and clear of all Liens, and the Investor shall purchase from AdStar at a purchase price of $1.244 per share, that number of Series A Preferred Shares set forth opposite the Investor's name on Schedule 2.2. The Series A Preferred Shares shall accrue dividends from the date of issuance.


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            2.3. Closing. The closing of the purchase and sale of the Series A
Preferred Shares (the "Closing") shall take place at the offices of Sidley Austin Brown & Wood, 10 South Dearborn Street, Bank One Plaza, Chicago, Illinois 60603 at 10:00 a.m., local time, on the date of this Agreement, or at such other place or time or on such other date as shall be agreed to by the Company and the Investor. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date."

            2.4. Delivery of Series A Preferred Shares; Payment of Purchase Price. (a) Subject to satisfaction or waiver of the conditions set forth in
Article IV, at the Closing, AdStar shall issue and deliver to the Investor, free and clear of all Liens, one or more stock certificates, duly executed by AdStar and registered in AdStar's stock ledger in the Investor's or its nominee's name, evidencing the number of Series A Preferred Shares to be purchased by the Investor as set forth in Schedule 2.2.

            (b) Subject to satisfaction or waiver of the conditions set forth in
Article III, at the Closing, as payment in full for the Series A Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate(s) therefor as described in subparagraph (a) above, the Investor shall transfer $1,795,000 to the account of AdStar by wire transfer (the "Purchase Price").

                                  ARTICLE III.

                    CONDITIONS OF THE INVESTOR'S OBLIGATIONS

            The obligation of the Investor to purchase the Series A Preferred Shares at the Closing is subject to the fulfillment to the satisfaction of the Investor at or prior to the Closing of each of the following conditions:

            3.1. Representations and Warranties. Each of the representations and warranties of AdStar contained in Article VII shall be true, correct and complete on and as of the Closing Date as though then made.

            3.2. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by AdStar on or prior to the Closing Date shall have been performed or complied with.

            3.3. Governmental Authority. On or prior to the Closing Date, any authorizations, consents, approvals or permits of any Governmental Authority that are required by law in connection with the lawful sale and issuance of the Series A Preferred Shares, or the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents, shall have been duly obtained by AdStar, and shall be effective on and as of the Closing Date.

            3.4. Consents. On or prior to the Closing Date, AdStar shall have delivered to special counsel to the Investor, copies of all consents and approvals of third parties required under all Contracts to which AdStar is a party or by which AdStar or any of its assets or properties is affected in connection with the execution, delivery or performance by AdStar of this Agreement or any of the other agreements or documents contemplated hereby (including waivers


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of all preemptive rights and rights of first refusal).

            3.5. Closing Deliveries. At the Closing, AdStar shall have delivered to the Investor all of the following:

            (a) copy of the Certificate of Designation certified as of a recent date by the Secretary of State of the State of Delaware;

            (b) Certificate of good standing of AdStar issued as of a recent date by the Secretaries of State of the States of Delaware, New York, New Jersey and California;

            (c) Certificate of the Chief Executive Officer or the President of AdStar, dated the Closing Date, to the effect that the conditions specified in Sections 3.1 through 3.4 have been satisfied fully;

            (d) one or more certificates, duly executed by AdStar and registered in AdStar's stock ledger in the Investor's or its nominee's name, evidencing the number of Series A Preferred Shares to be purchased by the Investor;

            (e) Certificate of the Secretary or an Assistant Secretary of AdStar, dated the Closing Date, in form and substance reasonably satisfactory to the Investor, as to (i) no amendments to the Certificate of Incorporation; (ii) the By-laws; (iii) the resolutions duly adopted by the Board of Directors authorizing and approving (including for purposes of ss. 203 of the Delaware General Corporation Law), as appropriate, the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Series A Preferred Shares and the reservation for issuance of the Conversion Common Shares; and (iv) the incumbency and signatures of the officers of AdStar authorized to execute and deliver this Agreement and any of the Transaction Documents to which AdStar is a party;

            (f) Legal opinion of Morse, Zelnick, Rose & Lander LLP, counsel for AdStar, dated the Closing Date, addressed to the Investor and in the form attached hereto as Exhibit F;

            (g) Registration Rights Agreement, duly executed by AdStar;

            (h) Deployment Agreement, duly executed AdStar;

            (i) Governance Agreement, duly executed by AdStar and the Founders;

            (j) CareerBuilder Services Agreement, duly executed by AdStar; and

            (k) such other documents, instruments, approvals or opinions relating to the transactions contemplated by this Agreement as the Investor or its special counsel may reasonably request.

            3.6. Waiver. Any condition specified in this Article III may be waived if consented to by the Investor; provided, that no such waiver shall be effective against the Investor unless it is set forth in a writing duly executed by the Investor.


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                                   ARTICLE IV

                       CONDITIONS OF ADSTAR'S OBLIGATIONS

            The obligation of AdStar to issue, sell and deliver the Series A Preferred Shares at the Closing is subject to the fulfillment to the reasonable satisfaction of AdStar at or prior to the Closing of each of the following conditions:

            4.1. Representations and Warranties. Each of the representations and warranties of the Investor contained in Article VIII shall be true, correct and complete on and as of the Closing Date as though then made.

            4.2. Performance. All covenants, agreements and conditions contained in this Agreement and each of the Transaction Documents to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with.

            4.3. Registration Rights Agreement. At the Closing, the Investor shall have executed and delivered the Registration Rights Agreement to AdStar.

            4.4. Deployment Agreement. At the Closing, the Investor shall have executed and delivered the Deployment Agreement to AdStar.

            4.5. Governance Agreement. At the Closing, the Investor shall have executed and delivered the Governance Agreement.

            4.6. Payment of Purchase Price. The Investor shall have delivered to AdStar the Purchase Price in accordance with Section 2.4(b).

            4.7. CareerBuilder Services Agreement. At the Closing, CareerBuilder shall have executed and delivered the CareerBuilder Services Agreement to AdStar.

            4.8. Waiver. Any condition specified in this Article IV may be waived if consented to by AdStar; provided, that, no such waiver shall be effective against AdStar unless it is set forth in a writing duly executed by AdStar.

                                    ARTICLE V

                                    COVENANTS

            5.1. Reporting Status. AdStar shall comply with all applicable laws, rules and regulations of all Governmental Authorities, including the rules and regulations under the Securities Act and the Exchange Act, and the rules of any securities exchange upon which any shares of its capital stock are listed. AdStar shall use commercially reasonable efforts to maintain its status as a company with securities registered under Section 12 of the Exchange Act and the quotation of the Common Stock on NASDAQ, and shall timely file all reports and other filings required to be filed by it under the Securities Act and the Exchange Act, the rules and regulations adopted by the SEC thereunder or the rules and regulations of NASDAQ. AdStar


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shall take such further action as the Investor may reasonably request to enable such holders to sell Restricted Securities pursuant to (a) Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC or (b) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the SEC. Upon request, AdStar shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

            5.2. Reservation of Common Stock. AdStar shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the full conversion of all outstanding Series A Preferred Shares, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full conversion of all of the Series A Preferred Shares, AdStar shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all Taxes and Liens other than Permitted Liens and those created by the Investor.

            5.3. Listing. AdStar shall promptly secure the listing of all the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system upon which shares of Common Stock are then listed and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designation.

            5.4. Filing of Form 8-K. Within five Business Days following the Closing Date, AdStar shall file a current report on Form 8-K with the SEC concerning the transactions contemplated hereby and shall attach this Agreement, together with all exhibits hereto, as exhibits to such Form 8-K. Such Form 8-K shall be approved by the Investor prior to issuance.

            5.5. Press Release. Any press release issued by AdStar in connection with the transactions contemplated hereby or by any of the Transaction Documents shall be approved of by the Investor prior to its issuance.

            5.6. Expenses. Each of AdStar and the Investor shall bear its own expenses in connection with the negotiation, execution, delivery and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, except that AdStar shall reimburse the Investor for the reasonable legal expenses of Sidley Austin Brown & Wood, special legal counsel to the Investor, not to exceed $30,000.

            5.7. Use of Proceeds. AdStar shall use the proceeds of the sale of the Series A Preferred Shares to expand the capability of the AdStar Service (as defined in the Deployment Agreement), develop the CareerBuilder Service (as defined in the Deployment Agreement) in accordance with the Deployment Agreement and for other general corporate purposes.

            5.8. Replacement of Existing License Agreements. Each of the license


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agreements set forth on Schedule 5.8 shall be replaced with a Newspaper Services
Agreement substantially in the form set forth on Exhibit G.

            5.9. Actions Requiring the Consent of the Holders of Series A Preferred. So long as any shares of Series A Preferred remains outstanding, the Corporation shall not, unless it has received the prior approval from the holders of at least a majority of the shares of Series A Preferred then outstanding, enter into or approve any Restricted Transaction.

                                   ARTICLE VI

                        TRANSFER OF RESTRICTED SECURITIES

            6.1. General Provisions. Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the SEC (or any similar rule or rules then in force) if such rule is available and (c) any other legally available means of transfer.

            6.2. Legend. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE SECURITIES LAW OF ANY APPLICABLE STATE."

            6.3. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), AdStar shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 6.2 from the certificates for such Restricted Securities.

                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF ADSTAR

            As an inducement to the Investor to enter into this Agreement and to the purchase of the Series A Preferred Shares, and except as set forth on the Schedule attached hereto specifically identifying the Section of this Article VII to which such exception relates (which in each case shall constitute the sole representation and warranty as to which such exception shall apply), AdStar hereby represents and warrants to the Investor and agrees as follows:

            7.1. Organization, Qualifications and Corporate Power. (a) AdStar is a


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corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AdStar has full legal and corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted and as proposed to be conducted by it. AdStar is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in
Schedule 7.1(a), which jurisdictions are the only ones in which the ownership or leasing of its assets or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No other jurisdiction has demanded, requested or otherwise indicated that AdStar is required to so qualify.

            (b) AdStar has full legal and corporate power and authority (i) to execute, deliver and perform this Agreement and each of the Transaction Documents, (ii) to issue, sell and deliver the Series A Preferred Shares and the Conversion Common Shares and (iii) to carry out fully and perform its obligations under the terms hereof and thereof.

            (c) AdStar is in compliance in all material respects with all of the terms and provisions of its Certificate of Incorporation and By-laws.

            7.2. Authorization; No Conflicts. (a) The execution, delivery and performance of this Agreement and each of the Transaction Documents, and the issuance, sale and delivery of the Series A Preferred Shares and the Conversion Common Shares, have been duly authorized and approved by all requisite corporate action of AdStar. This Agreement has been duly authorized, executed and delivered by AdStar and is the legal, valid and binding obligation of AdStar enforceable in accordance with its terms, and each of the Transaction Documents to which AdStar is a party has been duly authorized by AdStar and, upon execution and delivery by AdStar, will be a legal, valid and binding obligation of AdStar enforceable in accordance with its respective terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement thereof or by general equitable principles.

            (b) Neither the execution and delivery of this Agreement or any of the Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

            (i) conflict with, result in a breach or violation of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon any of the assets or properties of AdStar, under (A) the Certificate of Incorporation or the By-laws or (B) any note, instrument, contract, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which AdStar is a party or any of its assets or properties is subject or by which AdStar is bound,
      (C) any Court Order to which AdStar is a party or any of its assets or properties is subject or by which AdStar is bound, (D) any rule or regulation of NASDAQ or (E) any Requirements of Laws affecting AdStar or its assets or properties; or


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            (ii) require the approval, consent, authorization or act of, or the making by AdStar of any declaration, filing or registration with, any Person (except for (a) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the SEC and filings pursuant to state securities laws, (b) with respect to the offer and sale of the Series A Preferred Shares, any required filings under state securities laws (all of which have been made by AdStar) and (c) routine post-Closing notice filings with the SEC and under state corporation and securities laws, each of which will be filed timely within the applicable period therefor).

            7.3. Subsidiaries and Investments. Schedule 7.3 sets forth, as of the date hereof, each Subsidiary of AdStar. Except as set forth in Schedule 7.3, all of the outstanding shares of capital stock of each of the Subsidiaries set forth on Schedule 7.3 are owned by AdStar, by another wholly-owned Subsidiary of AdStar or by AdStar and another wholly-owned Subsidiary of AdStar, free and clear of all Liens, and are duly-authorized, validly-issued, fully-paid and nonassessable. Except as set forth in Schedule 7.3, AdStar does not, directly or indirectly, (a) own of record or beneficially or hold the right to acquire any outstanding voting securities or other equity interests in any Person or (b) control or direct the operations of any Person.

            7.4. Authorized Capital Stock. (a) As of the Closing, the authorized capital stock of AdStar consists of (i) 20,000,000 shares of Common Stock, the number of issued and outstanding shares of which is as set forth in Schedule 7.4 and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, of which 1,443,457 shares have been designated as Series A Preferred Shares and the number of issued and outstanding shares of which is set forth in Schedule 7.4. AdStar has reserved for issuance (x) sufficient shares of Common Stock for issuance upon conversion of all outstanding Series A Preferred Shares, (y) 3,152,530 shares of Common Stock upon exercise of outstanding options and warrants to purchase shares of Common Stock. Immediately after the Closing, the capitalization of AdStar shall be as set forth in the Capitalization Schedule attached to Schedule 7.4, which Capitalization Schedule reflects the capitalization of AdStar both on an actual shares outstanding basis and on a fully-diluted basis assuming conversion of all convertible securities and the exercise of all outstanding options and warrants.

            (b) No Person is entitled to any pre-emptive right or right of first refusal with respect to the issuance of any capital stock of AdStar, including the Series A Preferred Shares. There are no outstanding pre-emptive rights, options, warrants, conversion rights, agreements or other rights to purchase any of the authorized but unissued capital stock of AdStar or any securities convertible or exchangeable into any capital stock of AdStar, other than (i) those issued, reserved or committed to be issued pursuant to this Agreement and
(ii) those set forth in the Capitalization Schedule.

            (c) Except as set forth in Schedule 7.4, AdStar is not a party to any existing written agreement with the holder of any of its securities that requires AdStar to purchase any of such securities from their holder under any circumstances.

            (d) Except as set forth in Schedule 7.4, AdStar is not a party or subject to any agreement or understanding, and AdStar has not received any written notice of any agreement or


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understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any of the capital stock of AdStar.

            (e) All outstanding securities of AdStar were issued in compliance with all Federal and state securities laws.

            (f) Except as provided in the Registration Rights Agreement and as set forth in Schedule 7.4, AdStar is presently not under any obligation and has not granted any rights to register any of its securities under the Securities Act.

            (g) The Series A Preferred Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be (i) duly and validly issued, fully paid, non-assessable and free and clear of all Liens except any created by or through the Investor, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and Federal securities laws and (ii) issued in compliance with all state and Federal securities laws and in compliance with the rules and regulations of NASDAQ.

            (h) The Conversion Common Shares issuable upon conversion of the Series A Preferred Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the conversion provisions of the Series A Preferred Shares, will be (i) duly and validly issued, fully paid, non-assessable and free and clear of all Liens except any created by or through the Investor, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and Federal securities laws, (ii) issued in compliance with all state and Federal securities laws and in compliance with the rules and regulations of NASDAQ and
(iii) subject to the registration of such shares in accordance with the applicable provisions of the Securities and the Exchange Act, entitled to be quoted and/or listed on NASDAQ.

            7.5. SEC Documents. The Common Stock is registered pursuant to
Section 12 of the Exchange Act and AdStar has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including all such proxy information, solicitation statement and registration statements, and amendments thereto required to have been filed (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to herein as the "SEC Documents"). As of the date of filing of such SEC Documents, the SEC Documents complied in all material respects with the applicable requirements of the regulations of the Exchange Act and the rules and regulations promulgated thereunder and other Federal, state and local laws, rules and regulations applicable to such SEC Documents. None of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning AdStar, and no event or circumstance has occurred prior to the date hereof that would require AdStar to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading but which has not been so disclosed. AdStar is not required to file and will not be required to file any Contract entered into prior to the date hereof and to which AdStar is a party or by which AdStar is bound that has not been previously filed as an exhibit to


                                      -16-
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its reports filed with the SEC under the Exchange Act.

            7.6. Listing. The Common Stock is quoted on NASDAQ. Except as set forth in Schedule 7.6, AdStar is not in violation of the listing or quotation requirements of NASDAQ and has no Knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock by NASDAQ in the foreseeable future.

            7.7. Financial Statements. The financial statements (including, in each case, any related notes) of AdStar included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements of the SEC and the published rules and regulations of the SEC or other applicable SEC or NASDAQ rules and regulations with respect thereto. Such financial statements were prepared in accordance with GAAP during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent that they may include footnotes, may be condensed or summary statements) and fairly presented in all material respects, the financial position of AdStar as of the respective dates thereof and the results of operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            7.8. Absence of Undisclosed Liabilities. AdStar has no liabilities or obligations not disclosed in the SEC Documents other than those liabilities incurred in the ordinary course of AdStar's business since September 30, 2001.

            7.9. No Material Adverse Change. Except as disclosed in the SEC Documents, since September 30, 2001, (a) no Material Adverse Effect has occurred or exists, (b) no event or circumstance has occurred that, with notice or passage of time or both, is reasonably likely to result in a Material Adverse Effect with respect to AdStar and (c) no change in the financial condition or the assets, liabilities or properties of AdStar has occurred that could reasonably be foreseen to have a Material Adverse Effect with respect to AdStar.

            7.10. Title to Properties; Leasehold Interests. AdStar and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of AdStar and its Subsidiaries, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by AdStar or any of its Subsidiaries. Any real property and facilities held under lease by AdStar or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by AdStar or its Subsidiaries.

            7.11. Tax Matters. (a) (i) AdStar has timely filed all Tax Returns required to be filed by it; (ii) all such Tax Returns are complete and accurate in all material respects, disclose all Taxes required to be paid by AdStar, for the periods covered thereby and have been prepared in compliance with all applicable laws and regulations; (iii) AdStar has timely paid all Taxes (whether or not shown on such Tax Returns) due and owing by it and has withheld and paid over to the appropriate taxing authority all Taxes that it is required by law to withhold or to collect for payment from amounts paid or owing to any employee, stockholder, creditor or other third party;


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(iv) AdStar has not waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; (v) AdStar is not currently the beneficiary of any extension of time within which to file any Tax Return except for an extension to its 2001 returns; (vi) there is no action, suit, investigation, audit, claim or assessment pending or, to the Knowledge of AdStar, proposed or threatened with respect to Taxes of AdStar and no information related to Tax matters has been requested by any foreign, Federal, state or local taxing authority; (vii) there are no Liens for Taxes upon the assets or properties of AdStar except Liens relating to current Taxes not yet due; (viii) there are no material unresolved questions or claims concerning any Tax liability of AdStar; and (ix) AdStar is not and has not been an S corporation since June 1999.

            (b) AdStar is not liable for the Taxes of another Person in a material amount (i) under Treasury Regulation ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (ii) as a transferee or successor,
(iii) by contract or indemnity or (iv) otherwise. AdStar is not a party to any Tax sharing or indemnity agreements. AdStar has not been a member of any affiliated group as defined in Section 1504 of the Code that has filed a consolidated return for Federal income tax purposes (or any similar group under state, local or foreign law). AdStar has not made any payments, is not obligated to make payments or is not a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

            7.12. Intellectual Property Rights. (a) Schedule 7.12 contains a complete and accurate list of all material (i) patented or registered Intellectual Property Rights owned or used by AdStar or any of its Subsidiaries,
(ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by AdStar or any of its Subsidiaries (iii) unregistered trade names and corporate names owned or used by AdStar or any of its Subsidiaries and (iv) unregistered trademarks and service marks owned or used by AdStar or any of its Subsidiaries. Schedule 7.12 also contains a complete and accurate list of all exclusive licenses granted by AdStar or any of its Subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to AdStar or any of its Subsidiaries with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. AdStar or its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the business of AdStar and each of its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by AdStar or any of its Subsidiaries has not had a Material Adverse Effect, and no such loss or expiration is threatened, pending or reasonably foreseeable. AdStar has taken reasonable actions to maintain and protect the Intellectual Property Rights that it owns and uses, including, without limitation, causing its employees to execute non-disclosure and confidentiality agreements. Except as set forth on
Schedule 7.12, (i) AdStar owns all right, title, and interest in and to all of the Intellectual Property Rights which it owns and uses, including, without limitation, causing its employees to execute non-disclosure and confidentiality agreements. Except as indicated on Schedule 7.12, (i) AdStar owns all right, title, and interest in and to all of the Intellectual Property Rights listed on such schedule and all other Intellectual Property Rights material to the operation of the business of AdStar, (ii) there have been no claims made against AdStar asserting the invalidity, misuse or unenforceability of any of such


                                      -18-
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rights, and there are no grounds for the same, (iii) AdStar has not received a notice of conflict with the asserted rights of others within the last five years and (iv) the conduct of AdStar's business has not infringed or misappropriated and does not infringe or misappropriate any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe any Intellectual Property Rights of other Persons and, to the best of AdStar's knowledge, the Intellectual Property Rights owned by AdStar have not been infringed or misappropriated by other Persons.

            (b) (i) There have been no claims made against AdStar or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights listed on Schedule 7.12, and there are no grounds for the same, (ii) neither AdStar nor any of its Subsidiaries has received any written notices of, and neither AdStar nor any of its Subsidiaries is aware of any facts that indicate a reasonable likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including any demand or request that AdStar or any of its Subsidiaries license any rights from a third party), (iii) the conduct of AdStar's or any of its Subsidiaries' business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (iv) to the Knowledge of AdStar, the Intellectual Property Rights owned by or licensed to AdStar or any of its Subsidiaries have not been infringed, misappropriated or conflicted by other Persons.

            7.13. Compliance with Laws; Litigation.

            (a) The assets of AdStar and each of its Subsidiaries and their current and proposed uses comply and will comply in all material respects with all applicable Requirements of Laws and Court Orders;

            (b) AdStar and each of its Subsidiaries have complied in all material respects with all Requirements of Laws and Court Orders that are applicable to its assets or business;

            (c) AdStar and each of its Subsidiaries owns, holds or possesses all necessary permits, licenses, franchises and other authorizations from a Governmental Authority required to conduct its business substantially as conducted presently, except where the failure to do so does not have a Material Adverse Effect; and neither of AdStar nor any of its Subsidiaries is in default in any material respect under any such permit, license, franchise or other authorization;

            (d) Except as set forth in Schedule 7.13, there are no civil, criminal, administrative or regulatory lawsuits, claims, suits, proceedings, arbitrations or investigations pending or, to the Knowledge of AdStar, threatened against or affecting AdStar or any of its Subsidiaries nor, to the Knowledge of AdStar, is there any basis for any of the same, and there are no lawsuits, claims or proceedings pending or threatened in which AdStar or any of its Subsidiaries is the plaintiff or claimant;

            (e) There are no civil, criminal, administrative or regulatory lawsuits, claims, suits, proceedings, arbitrations or investigations pending or, to the Knowledge of AdStar,


                                      -19-
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threatened against the principal executive officers of AdStar or any of its
Subsidiaries by reason of the past employment relationship of any such officer; and

            (f) To the Knowledge of AdStar, no legislative or regulatory proposal or other proposal for any change in any Requirement of Law, in each case which is specifically focused on AdStar's or any of its Subsidiaries' industry, is pending which, if adopted, could adversely affect AdStar's or any of its Subsidiaries' ability to conduct its business.

            7.14. Brokers. Neither AdStar nor any of its Subsidiaries has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement for which AdStar or any of its Subsidiaries shall have any liability or responsibility.

            7.15. Governmental Approvals; No Registration. Subject to the accuracy of the representations and warranties of the Investor set forth in
Article VIII, no permit, consent, approval or authorization of, or registration to or filing with, any Governmental Authority is or will be required in connection with the execution, delivery and performance by AdStar of this Agreement or any of the Transaction Documents, or the issuance, sale and delivery of the Series A Preferred Shares or the reservation for issuance of the Conversion Common Shares, or the consummation by AdStar of any other transactions contemplated hereby or thereby, other than with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the SEC and filings, if any, pursuant to state securities laws.

            7.16. Insurance. AdStar and each of its Subsidiaries has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Except as set forth on
Schedule 7.16, AdStar does not have any self-insurance or co-insurance programs. Neither AdStar nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither AdStar nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            7.17. Employees. AdStar is not aware that any executive officer of AdStar or any of its Subsidiaries or any group of employees of AdStar or any of its Subsidiaries has any plans to terminate employment with AdStar or any of its Subsidiaries. AdStar and each of its Subsidiaries have complied in all material respects with all laws relating to the employment of labor (including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes, and the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and AdStar is not aware that it has any labor relations problems (including any union organizational activities, threatened or actual strikes or work stoppages or grievances). Neither AdStar nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or any other Contract with any labor union. None of AdStar, any of its Subsidiaries or, to the Knowledge of AdStar, any of its or their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements, affecting or in conflict with the present business activities of AdStar or the proposed business activities of AdStar as contemplated by the Deployment Agreement, except for agreements between AdStar and its present and former employees.


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            7.18. ERISA. Except as set forth on Schedule 7.18:

            (a) Multiemployer Plans. AdStar does not have any obligation, and has never been required, to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of ERISA).

            (b) Retiree Welfare Plans. AdStar does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code or as required under applicable state law).

            (c) Defined Benefit Plans. AdStar does not maintain, contribute to or have any liability under (or with respect to) any employee plan that is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

            (d) Defined Contribution Plans. AdStar does not maintain, contribute to or have any liability under (or with respect to) any employee plan that is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

            (e) Other Plans. AdStar does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation, employee health or other welfare benefit plan or other arrangement, or severance agreements, programs, policies or arrangements, whether or not terminated and whether or not subject to ERISA.

            (f) Unfunded Liability. No Plan maintained by AdStar or to which AdStar has an obligation to contribute, or with respect to which AdStar has any other liability, has any material unfunded liability.

            (g) Plan Qualification and Compliance. None of the employee benefit plans set forth on Schedule 7.18 is intended to be qualified under Section 401(a) of the Code. Each employee benefit plan set forth on Schedule 7.18 and all related trusts, insurance contracts and funds have been maintained, funded and administered in material compliance with their respective terms and with all applicable laws.

            (h) AdStar. For purposes of this Section 7.18, the term "AdStar" includes all entities under common control with AdStar pursuant to Section 414(b) or (c) of the Code.

            7.19. Environmental Matters. To the Knowledge of AdStar, (a) the operations of AdStar and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws, (b) neither AdStar nor any of its Subsidiaries is or has been subject to any judicial or administrative proceeding, Court Order or settlement alleging or addressing a violation of or liability under any Environmental Law, (c) no material quantity of hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by AdStar or any of its Subsidiaries and (d) no material quantity


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of hazardous wastes, substances or materials or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused by AdStar or any of its Subsidiaries to enter the soil or water in, under or upon any real property owned, leased or operated by AdStar or any of its Subsidiaries.

            7.20. Related-Party Transactions. Except as set forth in Schedule 7.20, no Related Party is indebted to AdStar or any of its Subsidiaries, nor is AdStar or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of such persons, other than for (a) payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of AdStar or any of its Subsidiaries and (c) other standard employee benefits made generally available to all employees. To the Knowledge of AdStar, no Related Party has any direct or indirect ownership interest in any firm or corporation with which AdStar or any of its Subsidiaries is affiliated or with which AdStar or any of its Subsidiaries has a business relationship, or any firm or corporation that competes with AdStar or any of its Subsidiaries, except that employees, officers, stockholders or directors of AdStar and its Subsidiaries and members of their immediate families may own not more than 5% of the outstanding capital stock of any publicly-traded company. To the Knowledge of AdStar, no officer, stockholder or director of AdStar, or any member of his or her immediate family, is, directly or indirectly, a party to any material Contract with AdStar or any of its Subsidiaries (other than such Contracts as relate to any such person's employment or ownership of capital stock of AdStar).

            7.21. Disclosure. To the Knowledge of AdStar, none of the representations or warranties of AdStar contained herein, none of the information contained in the Schedules referred to in this Article VII, and none of the other written information or documents furnished to the Investor or any of its representatives by AdStar or its representatives in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect. There is no fact that AdStar has not disclosed to the Investor in writing that has had or would reasonably be expected to have Material Adverse Effect.

            7.22. No General Solicitation. None of AdStar, any of its Affiliates or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Series A Preferred Shares.

            7.23. No Integrated Offering. None of AdStar, any of its Affiliates or any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Series A Preferred Shares or cause this offering of Series A Preferred Stock to the Investor to be integrated with any prior offering of AdStar's securities.

            7.24. Application of Takeover Protections. AdStar does not have a stockholder rights plan or other similar plan. AdStar and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation or the


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laws of the state of its incorporation that is or could become applicable to the
Investor as a result of the transactions contemplated hereby.

                                  ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

            As an inducement to AdStar to enter into this Agreement and to issue and sell the Series A Preferred Shares, the Investor hereby represents and warrants to AdStar and agrees as follows:

            8.1. Authorization. The execution, delivery and performance of this Agreement and each of the Transaction Documents to which the Investor is a party have been duly authorized and approved by the Investor. This Agreement has been duly executed and delivered by the Investor and is the legal, valid and binding obligation of the Investor enforceable in accordance with its terms, and each of the Transaction Documents to which the Investor is a party has been duly authorized by the Investor and, upon execution and delivery by the other parties thereto, will be a legal, valid and binding obligation of the Investor enforceable in accordance with its respective terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement thereof or by general equitable principles.

            8.2. Brokers. The Investor has no Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement for which the Investor shall have any liability or responsibility.

            8.3. Investment Representations.

            (a) The Investor acknowledges that it has been furnished with such documents, materials and information as the Investor deems necessary or appropriate for evaluating an investment in AdStar. The Investor confirms that it has made such further investigation of AdStar as was deemed appropriate to evaluate the merits and risks of this investment. The Investor further acknowledges that it has had the opportunity to ask questions of, and receive answers from, the directors and officers of AdStar, and Persons acting on AdStar's behalf, concerning the terms and conditions of the offering of the Series A Preferred Shares. Notwithstanding the foregoing, it is agreed and understood by the Parties that the acknowledgements made in this Section 8.3(a) shall not be construed to limit or modify in any way the representations and warranties of AdStar contained in Article VII or the right of the Investor to rely on such representations and warranties.

            (b) The Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.


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                                   ARTICLE IX

                                  MISCELLANEOUS

            9.1. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any Party in connection herewith will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by or on behalf of the Investor.

            9.2. Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended, modified or waived only with the written consent of AdStar and the Investor. No course of dealing between AdStar and the holder of any Series A Preferred Shares or any delay in exercising any rights hereunder or under the Transaction Documents or the Certificate of Designation will operate as a waiver of any rights of any such holders.

            9.3. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties will bind and inure to the benefit of the respective successors and permitted assigns of the Parties, whether so expressed or not. It is expressly understood that, in the event of a sale by Investor of a portion of its Series A Preferred Stock to Knight Ridder, Knight Ridder shall qualify as a permitted assign under this Section 9.3, and after any such sale Knight Ridder shall be entitled to all rights and remedies (and shall be bound by any obligations) of a holder of Series A Preferred Stock hereunder to the same extent as the Investor.

            9.4. Remedies. The Investor shall be entitled to enforce any rights it has under this Agreement or the Transaction Documents specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            9.5. Indemnification. In consideration of the Investor's execution and delivery of this Agreement and acquisition of the Series A Preferred Shares and in addition to all of AdStar's other obligations under this Agreement, AdStar shall defend, protect, indemnify and hold harmless the Investor and each other holder of Series A Preferred Shares and Conversion Common Shares and all of their partners, officers, directors, employees and agents (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees as a result of, or arising out of, or relating to
(a) any breach by AdStar of any of the representations, warranties or covenants contained in this Agreement or any of the Transaction Documents or (b) any third-party claims incurred solely as a result of the fact that such Person is a stockholder of AdStar (or a partner, officer, director, employee or agent of such Person). To the extent that the foregoing undertaking by AdStar may be unenforceable for any reason, AdStar shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.


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            9.6. Severability. Wherever possible, each provision of this
Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provisions hereof, unless such a construction would be unreasonable.

            9.7. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three Business Days after mailing or
(iv) if sent by reputable overnight courier service, one Business Day after delivery to such service; and shall be addressed as follows:

If to AdStar, to:                           with a copy to:

AdStar, Inc.                                Morse, Zelnick, Rose & Lander, LLP
4553 Glencoe Avenue, Suite 300              450 Park Avenue
Marina del Rey, California 90292            New York, New York, 10022
Attention: Leslie Bernhard, President       Attention: Stephen A. Zelnick, Esq.
and Chief Executive Officer                 Facsimile: (212) 838-9190
Facsimile: (310) 577-8266

If to the Investor, to:                     with a copy to:

Tribune Company                             Sidley Austin Brown & Wood
435 N. Michigan Ave.                        Bank One Plaza
Chicago, IL 60611                           10 South Dearborn Street
Attention: General Counsel                  Chicago, Illinois 60603
Facsimile: (312) 222-4206                   Attention: Larry A. Barden
                                                       Jon A. Ballis
and also to                                 Facsimile: (312) 853-7036

Tribune Company
435 N. Michigan Ave.
Chicago, IL 60611
Attention: Vice President of Strategy
and Development
Facsimile: (312) 222-4206

            9.8. Governing Law. This Agreement and the Exhibits and Schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of


                                      -25-
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                                                                  Execution Copy

Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

            9.9. Submission to Jurisdiction; Waiver of Jury Trial. (a) Each of the Parties hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the Transaction Documents, or any of the transactions contemplated hereby or thereby, to the exclusive jurisdiction of the United States District Court for the Northern District of Illinois and the Circuit Court of Cook County, Illinois and, to the extent permissible by law, waives any and all claims and objections that any such court is an inconvenient forum.

            (b) EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN OR AMONG ANY OF THE PARTIES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            9.10. Attorneys' Fees. In the event of any action or suit based upon or arising out of any actual or alleged breach by any Party of any representation, warranty or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses of such action or suit from the losing party, in addition to any other relief ordered by the court.

            9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile), each of which will be considered an original instrument, but all of which together will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by and delivered to each of the Parties.

            9.12. Delivery by Facsimile. This Agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall reexecute original forms thereof and deliver them to all other Parties. No Party shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

            9.13. Entire Agreement. This Agreement and the Exhibits and
Schedules


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referred to herein, the Transaction Documents and the other documents delivered pursuant hereto contain the entire understanding of the Parties with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the Parties.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be executed the day and year first above written.


                                        ADSTAR, INC.

                                        By: /s/ Leslie Bernhard
                                            ------------------------------------
                                            Name: Leslie Bernhard
                                            Title: President and Chief Executive
                                            Officer


                                        TRIBUNE COMPANY

                                        By: /s/ Timothy Landon
                                            ------------------------------------
                                            Name: Timothy Landon
                                            Title: President/Tribune Classifieds

                                 Signature Page
                                     to the
                            Stock Purchase Agreement